November 19, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read MDI, Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 19, 2008 and we agree with such statements concerning our firm.

/s/ Padgett, Stratemann & Co., LLP